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                            ARTHUR ANDERSEN LLP



                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                 -----------------------------------------


As independent public accountants, we hereby consent to the use in this Registration Statement of our report dated July 24, 1998, on the May 31, 1998 financial statements of STI Classic Funds, included in Post-Effective Amendment No. 25 to the Registration Statement on Form N1-A, and to all references to our Firm included in or made part of this Registration Statement File No. 33-45671.


/s/ Arthur Andersen LLP


Philadelphia, PA
 September 25, 1998